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                                 EXHIBIT (99-3)



  Directors and Officers (First and Sixth) Excess Liability Binder of Insurance
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                               FACSIMILE MESSAGE

TO:               Marty Svensen                Fax No: 295-4622
COMPANY:          Park International Limited   Location: Hamilton
DATE:             June 28, 2002                Page: 1
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FROM:             Sherron Williams             Telephone No: (441) 292 8515
                  Margaret Lewis               Facsimile No: (441) 292 1566
                  3 Health Care/ Consumer

                  XL INSURANCE LTD.            [XL LOGO]
                  XL House
                  One Bermudiana Road
                  P.O. Box HM 2245
                  Hamilton HM JX
                  Bermuda
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COVERAGE BINDER FOR:                 The Procter & Gamble Company

TYPE:                                Directors and Officers Liability including
                                     Company Reimbursement Liability

OUR REFERENCE:                       14-1/3

POLICY NO:                           XLD+O-00364

POLICY PERIOD:                       June 30, 2002 to June 30, 2003

BROKERAGE:                           12.00%

NEW AGGREGRATE:            Yes


                                                     GROSS WRITTEN
LIMIT                      ATTACHMENT                PREMIUM
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USD 25,000,000 D+O/CR      USD 25,000,000 D+O/CR     USD 385,000
USD 25,000,000 D+O/CR      USD 150,000,000 D+O/CR    USD 300,000



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COVERAGE BINDER FOR:                The Procter & Gamble Company       Page: 2

SPECIAL CONDITIONS

   A) XL coverage to follow form of : CODA Quote dated May 1, 2002.

   B) Issue standard XL Policy : D+O-010

   C) Discovery period : 12 months at 100 Percent of annual premium.

   D) Cancellation period : as per expiring Endorsement No. (4).

   E) XL is not in a position to follow any State Amendatory Endorsement.

   F) XL will attach the following exclusions to sides B&C of the Policy:
          - Broad Form BI/PD Exclusion, as per expiring Endorsement No. (7).
          - Broad Form Pollution Exclusion, as per expiring Endorsement No. (6).
          - P/P Litigation Exclusion effective June 30, 2001, as per expiring Endorsement No. (8).

   G) Entity Securities Claim Coverage as per expiring Endorsement No. (2).

   H) XL will not follow CODA Premier Form on the following:
          - Exclusion (h) on Side B; XL will utilize the wording in exclusion
            (i) of the CODA 5/92 form,
          - Section 8 (a) (i)
          - Section 18 (h)

   I) Deletion of General Condition I, as per expiring Endorsement No. (11).

   J) ODL coverage as per expiring Endorsement No. (10).

   K) Subject to receipt of the outstanding additional premium for Clairol, by 7/15/02.

   L) Incorporation of Warranty Endorsement, as per expiring Endorsement
      No. (13).

   M) Subject to receipt of all underlying carrier binders, within 10 days of binding.

   N) Subject to receipt of premium funds by 7/15/02.



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COVERAGE BINDER FOR:             The Procter & Gamble Company       Page: 3

STANDARD CONDITIONS

1) The above binder does not include any amount with respect to Insurance Premium Tax. The terms of this binder include the obligation of the insured to reimburse XL for any Insurance Premium Tax incurred by it with respect to the premiums received from the insured.

         All terms and conditions as per wording of Policy and appropriate endorsements.



Regards,
/s/ Sherron Williams
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Sherron Williams
XL Insurance Ltd.